See Transfer Restrictions on the Reverse Side

NUMBER
11

SHARES

SYNTEC OPTICS, INC.

Incorporated under the Laws of the State of Delaware

This Certifies that ______________________________ *is the*

owner of ______________________________ *Shares*

Common Stock Par Value One Cent

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation

this __________ *day* *of* ______________ *A.D.* __________

______________________ Treasurer

______________________ President

For Value Received, ____ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________ _____

In presence of

__________________________ __________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.